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                                                                    EXHIBIT 3.52

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 11/09/2001
                                                         010567346 - 3455310

                            CERTIFICATE OF FORMATION

                                       OF

               CCFC II PROJECT EQUIPMENT FINANCE COMPANY TWO, LLC

         The undersigned, an authorized natural person, for the purpose of forming a limited liability company (hereinafter called the "company"), under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

         1. The name of the limited liability company is CCFC II Project Equipment Finance Company Two, LLC.

         2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901.

Executed on November 9, 2001.

                                                  /s/ Paul Hagan
                                                  ------------------------------
                                                  Paul Hagan, Authorized Person